UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2009

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2009, Jarden Corporation (the “Company”) entered into an amended and restated employment agreement with J. David Tolbert. See Item 5.02 below, which is incorporated into this Item 1.01 by reference, for a description of such amended and restated employment agreement.

On January 13, 2009, pursuant to their respective employment agreements, the Company also entered into Restricted Stock Award and Amendment Agreements with each of Messrs. Franklin, Ashken and Lillie. See Item 5.02 below, which is incorporated into this Item 1.01 by reference, for a description of all such Restricted Stock Award and Amendment Agreements.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements for Certain Officers.

(e)

J. David Tolbert Employment Agreement

On January 9, 2009, the Company entered into an Amended and Restated Employment Agreement (the “Agreement”) with J. David Tolbert, the Company’s Senior Vice President, Human Resources and Corporate Risk. The Agreement amends and restates the Employment Agreement, dated January 1, 2002, by and between the Company and Mr. Tolbert.

Pursuant to the Agreement, Mr. Tolbert’s term with the Company is for two years commencing on January 9, 2009, automatically renewable for successive one year periods unless the Company or Mr. Tolbert gives written notice to the other at least ninety days prior to the end of the initial term. Also pursuant to the Agreement, (a) Mr. Tolbert’s annual base salary is to continue at $325,000, which shall be reviewed annually, and (b) Mr. Tolbert will be eligible for a bonus of 50% of his base compensation in each year the Company achieves its budgeted earnings per share target as approved by the Board of Directors and 100% of his base compensation in each year the Company achieves 110% of the Company’s budgeted earnings per share target. As set forth under Item 8.01 below, Mr. Tolbert has voluntarily agreed to be paid 95% of his contractual base salary during fiscal year 2009.

The Agreement also entitles Mr. Tolbert to participate in the medical, insurance and other benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time.

The Agreement also contains a noncompetition covenant and nonsolicitation provision (relating to the Company’s employees and customers) effective during the term of his employment and continuing for a period of 24 months after the termination of Mr. Tolbert’s employment.

Subject to that certain Jarden Corporation Equity Vesting, Lock Up and Amendment Agreement for Key Employees, dated as of November 7, 2007, by and between the Company and Mr. Tolbert (the “Lock Up Agreement”) and the terms of the Agreement, (I) in the event Mr. Tolbert’s employment is terminated by the Company without “cause” (as such term is described in the Agreement) or upon “disability” (as such term is defined in the Agreement), prior to the second anniversary of the Lock Up Agreement, Mr. Tolbert will be entitled to (i) one month’s base compensation for each month or portion thereof that Mr. Tolbert has worked since the date of the Lock-Up Agreement (up to a maximum of twenty-four months), (ii) the continuation of medical and dental insurance for the period for which Mr. Tolbert could elect COBRA continuation coverage under the Company’s health insurance plans as a result of his termination of employment, (iii) one-twelfth of the target bonus which he would have been entitled to receive for achieving budget for the year in which his employment was terminated for each month or portion thereof that Mr. Tolbert has worked since the date of the Lock-Up Agreement (up to a maximum of twenty-four months), and (iv) the full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by Mr. Tolbert; and (II) in the event Mr. Tolbert’s employment is terminated by the Company without “cause” or upon “disability”, on or after the second anniversary of the Lock Up Agreement, Mr. Tolbert will be entitled to (i) twenty-four month’s base compensation, (ii) the continuation of medical and dental insurance for the period for which Mr. Tolbert could elect COBRA continuation coverage under the Company’s health insurance plans as a result of his termination of employment, (iii) twenty-four month’s annual target bonus which he would have been entitled to receive for achieving budget for the year in which his employment was terminated, and (iv) the full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by Mr. Tolbert. In addition, the Agreement may be terminated at the Company’s option for “cause” (as such term is defined in the Agreement).

The Agreement also provides that if it shall be determined that any payment, distribution or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of exercisability of any stock option) to Mr. Tolbert (whether paid or payable or distributed or distributable) pursuant to the terms of his employment agreement or otherwise (a “Payment”) would be subject, in whole or in part, to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company and Mr. Tolbert shall consult together to attempt to reach a mutually acceptable agreement to restructure such Payments or otherwise amend the Agreement to minimize such Excise Tax.

Mr. Tolbert has a Change of Control (as defined in the Agreement) provision in the Agreement solely related to his unvested restricted stock awards. Upon a Change of Control, the restrictions on Mr. Tolbert’s restricted shares shall lapse and become fully vested.

A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement.

Restricted Stock Award and Amendment Agreements

On January 13, 2009, the Company entered into a Restricted Stock Award and Amendment Agreement with each of Messrs. Franklin (the “Franklin Agreement”), Ashken (the “Ashken Agreement”) and Lillie (the “Lillie Agreement,” and, collectively with all of the above-referenced agreements, the “Award Agreements”), whereby the Company granted certain shares of restricted stock to each of Messrs. Franklin, Ashken and Lillie as set forth below in satisfaction of the requirements of each of their respective employment agreements.

Pursuant to the terms of the Franklin Agreement, the Company granted 160,000 shares of restricted stock that the Company had previously agreed to grant to Mr. Franklin during 2009, subject to certain conditions, pursuant to his Third Amended and Restated Employment Agreement with the Company (the “Franklin Restricted Stock”).

Pursuant to the terms of the Ashken Agreement, the Company granted 95,000 shares of restricted stock that the Company previously agreed to grant to Mr. Ashken during 2009, subject to certain conditions, pursuant to his Third Amended and Restated Employment Agreement with the Company (the “Ashken Restricted Stock”).

Pursuant to the terms of the Lillie Agreement, the Company granted 30,000 shares of restricted stock that the Company previously agreed to grant to Mr. Lillie during 2009, subject to certain conditions, pursuant to his Amended and Restated Employment Agreement with the Company (the “Lillie Restricted Stock”).

The Franklin Restricted Stock, Ashken Restricted Stock and Lillie Restricted Stock, are collectively referred to as the “Restricted Stock”. Such Restricted Stock was granted pursuant to the terms of the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended (the “Stock Plan”).

In accordance with the terms of the Award Agreements (and as required in the respective employment agreements), the restrictions on the Restricted Stock shall lapse on the earlier to occur of: (i) the last day of any five consecutive trading day period during which the average closing price of the Company’s common stock on the New York Stock Exchange (or such other securities exchange on which the Company’s common stock may then be traded) equals or exceeds 12% above the closing stock price on December 31, 2008 ($12.88) or (ii) the date there is a Change in Control of the Company (as defined in their respective employment agreements).

In accordance with the terms of the respective employment agreements for each of Messrs. Franklin and Lillie, because the Company does not have sufficient shares pursuant to the Stock Plan to grant the number of shares of Restricted Stock required to be granted to each of them in 2009 pursuant to their respective employment agreements, the Company is obligated to grant to each of Messrs. Franklin and Lillie compensation having performance targets and a value equivalent to the value of the shares of Restricted Stock not issued to each of them as required. Accordingly, pursuant to the Award Agreements, the Company has agreed to award to each of Messrs. Franklin and Lillie a cash payment in an amount equal to the value of the shares of Restricted Stock not issued to them as contemplated in their respective employment agreements as of the date of determination described below. For purposes of determining the amount of the cash payment, the value of the shares of Restricted Stock not issued to them as contemplated by their respective employment agreements will be determined in good faith by the Compensation Committee or the Board of Directors of the Company, as the case may be, based on the closing price of the Company’s common stock on the New York Stock Exchange on the vesting date of the Restricted Stock issued to them as described above or, if such date does not occur during an open trading window during which Messrs. Franklin and Lillie are permitted to purchase shares of the Company’s common stock pursuant to the Company’s insider trading policy or by applicable law, on the first day of the next open trading window after such vesting date.

Messrs. Franklin and Lillie have separately undertaken to use the cash payment described above to buy shares of the Company’s common stock having an equivalent value in the open market.

If Mr. Franklin, Mr. Ashken or Mr. Lillie are terminated and such termination is deemed to be a termination for cause or a termination not for good reason, each of Mr. Franklin, Mr. Ashken and Mr. Lillie will surrender all unvested Restricted Stock issuable pursuant to the Award Agreements and each of Mr. Lillie or Mr. Franklin, as the case may be, will forfeit all rights to their cash payment described above. The restrictions on the Restricted Stock contained in the Award Agreements prohibit Mr. Franklin, Mr. Ashken or Mr. Lillie from selling, transferring, assigning, pledging or otherwise encumbering or disposing of the Restricted Stock until such restrictions shall have lapsed in accordance with the terms of the Award Agreements.

The number of shares granted and the target share price will be adjusted for changes in the common stock as determined by the Compensation Committee of the Board of Directors in their sole discretion.

A copy of the Franklin Agreement, the Ashken Agreement and the Lillie Agreement are attached to this report as Exhibits 10.2, 10.3 and 10.4 respectively and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Franklin Agreement, the Ashken Agreement and the Lillie Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Franklin Agreement, the Ashken Agreement and the Lillie Agreement.

Item 8.01	Other Events.

Effective for fiscal year 2009, Messrs Franklin, Ashken and Lillie have voluntarily agreed to be paid 7.5% less than their contractual base salary during 2009, in recognition of the recessionary macro economic environment and its impact on the Company. In addition, each of the Company’s other executive officers, Messrs. Sansone, Capps and Tolbert have voluntarily agreed to accept a 5% pay decrease during 2009 from the base rate of pay in effect for each of them as of December 31, 2008. These actions are subject to further review by the Compensation Committee of the Board of Directors in the event that circumstances change.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between the Company and J. David Tolbert dated as of January 9, 2009.

10.2	Restricted Stock Award and Amendment Agreement, dated January 13, 2009, between the Company and Martin E. Franklin.

10.3	Restricted Stock Award and Amendment Agreement, dated January 13, 2009, between the Company and Ian G.H. Ashken

10.4	Restricted Stock Award and Amendment Agreement, dated January 13, 2009, between the Company and James E. Lillie

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2009

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit
10.1	Amended and Restated Employment Agreement between the Company and J. David Tolbert dated as of January 9, 2008.

10.2	Restricted Stock Award and Amendment Agreement, dated January 13, 2009, between the Company and Martin E. Franklin.

10.3	Restricted Stock Award and Amendment Agreement, dated January 13, 2009, between the Company and Ian G.H. Ashken

10.4	Restricted Stock Award and Amendment Agreement, dated January 13, 2009, between the Company and James E. Lillie